EXHIBIT 4.1


                         Fixed Income Securities, L.P.
                              18925 Base Camp Road
                           Monument, Colorado  80132



                               September 17, 2004



Advisor's Disciplined Trust, Series 15
c/o The Bank of New York, as Trustee
BNY Atlantic Terminal
2 Hanson Place, 12th Floor
Brooklyn, New York 11217


     Re:             Advisor's Disciplined Trust, Series 15
          Corporate Bond Investment Grade Intermediate Portfolio, Series 5
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Ladies and Gentlemen:

     We have examined the Registration Statement File No. 333-118625 for the above captioned fund. We hereby consent to the use in the Registration Statement of the references to Fixed Income Securities, L.P. as evaluator.

          You are hereby authorized to file a copy of this letter with the Securities and Exchange Commission.

                                Sincerely,

                                FIXED INCOME SECURITIES, L.P.


                                By     /s/ ALEX R. MEITZNER
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                                        Managing Director